Exhibit 5.1

1001 Pennsylvania Avenue, N, Washington, DC 20004-2595 ▪ p202 624-2500 ▪ f202 628-5116

February 27, 2024

Rekor Systems, Inc.

6721 Columbia Gateway Drive Suite 400

Columbia, MD 21046 Attn: Robert A. Berman

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Rekor Systems, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders named in the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) by the Company in connection with the resale of up to 3,496,464 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share.

The Shares consist of (i) 2,832,135 currently outstanding shares of common stock issued pursuant to that certain Interest Purchase Agreement (the “Purchase Agreement”), dated as of January 2, 2024, by and among the Company, All Traffic Data Services, LLC and All Traffic Holdings, LLC, and (ii) 664,329 shares of common stock that may be issued pursuant to the Purchase Agreement but have been held back to satisfy certain indemnification obligations (the “Holdback Shares”).

This opinion is being furnished to you in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus contained therein (the “Prospectus”), other than as expressly stated herein with respect to the resale of the Shares.

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus included therein, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether any particular laws other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, other than the Holdback Shares, have been validly issued and are fully paid and nonassessable, and that the Holdback Shares, if and when issued in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder

Very truly yours,

/s/ Crowell & Moring LLP

Crowell & Moring LLP